EXHIBIT 99.1


                PerkinElmer Announces Q1 2007 Results


    --  Revenue Growth of 13%; Health Sciences Revenue up 16%

    --  Growth led by Genetic Screening, Medical Imaging and Service

    --  Completed Euroscreen and Improvision Acquisitions

    BOSTON--(BUSINESS WIRE)--April 26, 2007--PerkinElmer, Inc. (NYSE:
PKI), a global leader in Health Sciences and Photonics markets, today reported GAAP earnings per share from continuing operations of $.12 on revenue of $402.9 million for the first quarter ended April 1, 2007. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, the Company announced adjusted earnings per share for the first quarter 2007 of $.24, which met the First Call consensus estimate and was in line with the Company's forecasted range of $.23 to $.25.

    First quarter 2007 revenue of $402.9 million increased over 13% versus the first quarter of 2006. Revenue growth was 14% in Life and Analytical Sciences and 11% in Optoelectronics compared to the same period last year. From an end market perspective, first quarter 2007 revenue from Health Sciences, which represented 84% of total revenues for the quarter, increased 16% over the same period of 2006. This increase was driven primarily by strong growth in genetic screening, medical imaging, and service as a result of new products, key customer wins and market expansion. Foreign exchange and acquisitions contributed 7% to first quarter 2007 revenue.

    "We were pleased to deliver another quarter of double-digit revenue growth as we continue to strengthen our growth platforms through increased R&D, marketing, acquisitions and capital investments," said Gregory L. Summe, Chairman and CEO of the Company. "We expect our momentum to continue through the year, as our new products and services continue to make a greater contribution to our overall revenue."

    GAAP operating profit during the first quarter of 2007 was $23.1 million. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, first quarter 2007 adjusted operating profit was $43.1 million, or 10.7% as a percentage of GAAP revenue for the quarter.

    The Company generated cash flow from operations of $17.3 million in the first quarter of 2007, while increasing capital expenditures by 23%. In addition, the Company repurchased 2.5 million shares for a cost of approximately $60 million in the first quarter of 2007. This leaves 7.5 million shares remaining on the Company's stock repurchase authorization.

    Financial Overview by Reporting Segment

    Life and Analytical Sciences reported revenue of $299.5 million for the first quarter of 2007, up 14% from revenue of $261.9 million in the first quarter of 2006, driven primarily by growth in the Company's genetic screening, service and environmental businesses, as well as a positive impact from acquisitions and new product introductions.

    The segment's GAAP operating profit for the first quarter of 2007 was $14.9 million. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted operating profit for the first quarter of 2007 was $32.7 million, or 10.9% as a percentage of GAAP revenue.

    Optoelectronics reported revenue of $103.4 million for the first quarter of 2007, up 11% from revenue of $93.5 million in the first quarter of 2006, driven primarily by revenue growth in medical imaging.

    The segment's GAAP operating profit was $16.3 million for the first quarter of 2007. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, adjusted operating profit for the first quarter of 2007 was $17.3 million, or 16.8% as a percentage of GAAP revenue.

    Financial Guidance

    For the second quarter of 2007, the Company projects revenue to increase by low double digits, GAAP earnings per share of between $.21 and $.23, and on a non-GAAP basis, adjusted earnings per share of between $.28 and $.30.

    The Company will discuss its first quarter results in a conference call on April 26, 2007, at 5:00 p.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the "Investors" section of our Web site, www.perkinelmer.com. A playback of this conference call will be available beginning at 7:00 p.m. ET, Thursday, April 26, 2007. The playback phone number is (617) 801-6888 and the code number is 88395502.

    Use of Non-GAAP Financial Measures

    In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures of adjusted earnings per share and adjusted operating profit. In each case, see below for the items that have been excluded in the determination of non-GAAP financial measures.

    -- When we refer to "adjusted earnings per share," we have excluded the amortization of intangibles, stock option expense, revaluation of acquired inventory, in-process research and development charges and restructuring charges from GAAP earnings per share from continued operations.

    -- When we refer to "adjusted operating profit," we have excluded the amortization of intangibles, stock option expense, revaluation of acquired inventory, in-process research and development charges and restructuring charges from GAAP operating margin.

    We use both GAAP and non-GAAP measures in our financial and operating decision-making. We believe certain items should be excluded from our non-GAAP financial measures because they are either outside of our ongoing core operations or vary significantly from period to period, which adversely affects the comparability of our results with our competitors and our own prior periods, and, in certain cases, are difficult to forecast accurately for future periods. We believe that our GAAP and non-GAAP financial measures provide investors with meaningful information about and insight into our ongoing core operating results and future prospects. This is consistent with how we internally understand, manage, evaluate and forecast our performance and compare that performance to prior periods, forecasts and our competitors' performance. We also use such GAAP and non-GAAP measures to assess and compensate our employees.

    Examples of items that are excluded from our non-GAAP financial measures include the following:

    -- We exclude costs and tax effects associated with restructurings, such as the first quarter restructuring plan. We do not engage in restructuring activities in the ordinary course of business, and each restructuring plan has been discrete in terms of its business impact and scope. We believe that the costs related to restructuring activities vary significantly, which adversely affects comparability of our operating results, makes it difficult to forecast in future periods and is not indicative of our ongoing core operations.

    -- We exclude certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition and in-process research and development acquired. We exclude these costs because they vary significantly, which adversely affect comparability of our operating results, makes it difficult to forecast in future periods and is not indicative of our ongoing core operations.

    -- We exclude the cost and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have varying useful lives. In addition, exclusion of the amortization expense allows for more comparative operating results that are consistent over time for both our newly acquired and long-held businesses and with those of competitors who have made acquisitions as well as those who have not.

    -- We exclude the cost and tax effects associated with the effect of stock option expense. Exclusion of stock option expense allows for better comparisons with prior periods and operating results of competitor companies. Stock-based compensation plans and assumptions used to calculate the fair-value of the expense vary dramatically between companies.

    The non-GAAP financial measures included in this earnings announcement are not meant to be considered superior to, or a substitute for, results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this earnings announcement and in our related investor conference call to the most directly comparable GAAP financial measures are set forth in the accompanying exhibits to this earnings announcement.

    Factors Affecting Future Performance

    This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation:
(1) our failure to introduce new products in a timely manner; (2) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable; (3) our failure to protect adequately our intellectual property; (4) the loss of any of our licenses or licensed rights; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes;
(7) our ability to produce an adequate quantity of products to meet our customers' demands; (8) our failure to maintain compliance with applicable government regulations; (9) regulatory changes; (10) economic, political and other risks associated with foreign operations; (11) our ability to retain key personnel; (12) restrictions in our credit agreement; (13) our ability to realize the full value of our intangible assets; and (14) other factors which we describe under the caption "Risk Factors" in our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

    Other Information

    Health Sciences end markets include genetic screening, environmental, service, biopharma, and medical imaging. Photonics markets include sensors and specialty lighting.

    PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Photonics markets to improve the quality of life. The Company reported revenues of $1.55 billion in 2006, has 8,500 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.




                  PerkinElmer, Inc. and Subsidiaries
                           INCOME STATEMENTS


                                                   Three Months Ended
                                                   -------------------
  (In thousands, except per share data)            April 1,  April 2,
                                                      2007      2006
 ------------------------------------------        --------- ---------

  Sales                                            $402,900  $355,454

  Cost of Sales                                     242,833   213,767
  Revaluation of Acquired Inventory                   1,377         -
  Research and Development Expenses                  27,841    22,842
  In-Process Research and Development
   Charges                                            1,502         -
  Selling, General and Administrative
   Expenses                                         101,765    89,853
  Restructuring Charges, Net                          4,438         -
                                                   --------- ---------

  Operating Income From Continuing
   Operations                                        23,144    28,992

  Interest Income                                    (1,211)   (3,372)
  Interest Expense                                    2,255     2,305
  Gains on Dispositions of Investments, Net            (401)     (266)
  Other Expense, Net                                  2,123     1,160
                                                   --------- ---------

  Income From Continuing Operations Before
   Income Taxes                                      20,378    29,165

  Provision for Income Taxes                          5,559     7,145
                                                   --------- ---------

  Net Income From Continuing Operations              14,819    22,020

  Loss From Discontinued Operations, Net of
   Income Taxes                                           -      (443)
  (Loss) Gain on Disposition of
   Discontinued Operations, Net of Income
   Taxes                                               (127)    2,040
                                                   --------- ---------

  Net Income                                        $14,692   $23,617
                                                   ========= =========


  Diluted Earnings (Loss) Per Share:
  Continuing Operations                               $0.12     $0.17

  Loss From Discontinued Operations, Net of
   Income Taxes                                           -         -
  (Loss) Gain on Disposition of
   Discontinued Operations, Net of Income
   Taxes                                                  -      0.02
                                                   --------- ---------

  Net Income                                          $0.12     $0.18
                                                   ========= =========


 Weighted Average Diluted Shares of Common
  Stock Outstanding                                 123,263   129,715


   ABOVE PREPARED IN ACCORDANCE WITH GAAP


----------------------------------------------------------------------
 Additional Supplemental Information:
 (per share, continuing operations)

 GAAP Diluted EPS from Continuing
  Operations                                          $0.12     $0.17
 Amortization of Intangible Assets, Net of
  Income Taxes                                         0.06      0.04
 Stock Options, Net of Income Taxes                    0.01      0.01
 Revaluation of Acquired Inventory, Net of
  Income Taxes                                         0.01         -
 In-Process Research and Development
  Charges, Net of Income Taxes                         0.01         -
 Restructuring Charges, Net of Income Taxes            0.03         -
                                                   --------- ---------
 Adjusted EPS                                         $0.24     $0.22
                                                   ========= =========




                  PerkinElmer, Inc. and Subsidiaries
                  SALES AND OPERATING PROFIT (LOSS)




                                                    Three Months Ended
                                                    ------------------
(In thousands)                                      April 1,  April 2,
                                                      2007      2006
------------------------------------                --------  --------

Life and Analytical Sciences         Sales         $299,538  $261,929
                                     OP$ reported    14,852    23,790
                                     OP% reported       5.0%      9.1%
                                     Amortization
                                      expense         9,783     6,763
                                     Stock option
                                      expense           748       609
                                     Revaluation
                                      of Acquired
                                      Inventory       1,377         -
                                     In-Process
                                      Research &
                                      Development
                                      charges         1,502         -
                                     Restructuring
                                      charges         4,438         -
                                     OP$ adjusted    32,700    31,162
                                     OP% adjusted      10.9%     11.9%

Optoelectronics                      Sales          103,362    93,525
                                     OP$ reported    16,269    12,747
                                     OP% reported      15.7%     13.6%
                                     Amortization
                                      expense           653       622
                                     Stock option
                                      expense           410       275
                                     OP$ adjusted    17,332    13,644
                                     OP% adjusted      16.8%     14.6%

Other                                OP$ reported    (7,977)   (7,545)
                                     Stock option
                                      expense         1,032       766
                                     OP$ adjusted    (6,945)   (6,779)


Continuing Operations                Sales         $402,900  $355,454
                                     OP$ reported    23,144    28,992
                                     OP% reported       5.7%      8.2%
                                     Amortization
                                      expense        10,436     7,385
                                     Stock option
                                      expense         2,190     1,650
                                     Revaluation
                                      of Acquired
                                      Inventory       1,377         -
                                     In-Process
                                      Research &
                                      Development
                                      charges         1,502         -
                                     Restructuring
                                      charges         4,438         -
                                                    --------  --------
                                     OP$ adjusted  $ 43,087  $ 38,027
                                                    ========  ========
                                     OP% adjusted      10.7%     10.7%





 SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. And Subsidiaries
                     CONSOLIDATED BALANCE SHEETS


                                    April 1,    December    April 2,
                                       2007      31, 2006      2006
                                   ----------- ----------- -----------
                                                  (In
                                                thousands)

Current assets:
Cash and cash equivalents            $119,562    $191,059    $321,841
Accounts receivable, net              267,628     268,459     235,269
Inventories, net                      204,597     183,260     171,238
Other current assets                   82,378     101,511      75,195
Current assets of discontinued
 operations                               477         477         273
                                   ----------- ----------- -----------
Total current assets                  674,642     744,766     803,816

Property, plant and equipment:
At cost                               532,510     525,134     496,379
Accumulated depreciation             (344,154)   (342,938)   (317,528)
                                   ----------- ----------- -----------
Net property, plant and equipment     188,356     182,196     178,851
Marketable securities and
 investments                            4,589       7,508       9,432
Intangible assets, net                421,228     404,021     378,235
Goodwill                            1,156,469   1,117,724   1,031,986
Other assets                           51,129      52,502      90,887
Long-term assets of discontinued
 operations                             1,557       1,605       2,891
                                   ----------- ----------- -----------
Total assets                       $2,497,970  $2,510,322  $2,496,098
                                   =========== =========== ===========

Current liabilities:
Short-term debt                        $1,627      $1,153      $1,090
Accounts payable                      147,708     152,836     135,834
Accrued restructuring and
 integration costs                      5,883       2,731       9,180
Accrued expenses                      266,054     318,987     254,753
Current liabilities of discontinued
 operations                                 -         826       1,476
                                   ----------- ----------- -----------
Total current liabilities             421,272     476,533     402,333

Long-term debt                        178,119     151,781     206,624
Long-term liabilities                 356,755     304,278     310,886
                                   ----------- ----------- -----------
Total liabilities                     956,146     932,592     919,843

Commitments and contingencies

Total stockholders' equity          1,541,824   1,577,730   1,576,255
                                   ----------- ----------- -----------
Total liabilities and stockholders'
 equity                            $2,497,970  $2,510,322  $2,496,098
                                   =========== =========== ===========








                   PREPARED IN ACCORDANCE WITH GAAP




                  PerkinElmer, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                   Three Months Ended
                                                   -------------------
                                                   April 1,  April 2,
                                                      2007      2006
                                                   --------- ---------
                                                     (In thousands)

Operating activities:
  Net income                                        $14,692  $ 23,617
  Add: loss from discontinued operations, net of
   income taxes                                           -       443
  Add: loss (gain) on disposition of discontinued
   operations, net of income taxes                      127    (2,040)
                                                   --------- ---------
  Net income from continuing operations              14,819    22,020
                                                   --------- ---------
Adjustments to reconcile net income from continuing
 operations
    to net cash provided by (used in) continuing
     operations:
    Stock-based compensation                          2,888     2,841
    Restructuring charges, net                        4,438         -
    Amortization of debt discount and issuance
     costs                                               74        70
    Depreciation and amortization                    19,085    16,478
    In-process research and development charges       1,502         -
    Revaluation of acquired inventory                 1,377         -
    Gains on dispositions, net                         (401)     (266)
Changes in operating assets and liabilities:
       Accounts receivable, net                      12,459    18,224
       Inventories, net                              (8,901)   (7,373)
       Accounts payable                             (10,155)  (12,211)
       Taxes paid on divestitures                         -   (54,550)
       Accrued expenses and other                   (19,802)  (19,392)
                                                   --------- ---------
Net cash provided by (used in) continuing
 operations                                          17,383   (34,159)
                                                   --------- ---------
Net cash used in discontinued operations               (131)     (580)
                                                   --------- ---------
Net cash provided by (used in) operating activities  17,252   (34,739)
                                                   --------- ---------

Investing activities:
  Capital expenditures                              (11,393)   (9,238)
  (Payments for) proceeds from disposition of
   businesses and investments, net                     (473)   21,201
  Payments for acquisitions and investments, net of
   cash acquired                                    (39,995)   (8,696)
                                                   --------- ---------
Net cash (used in) provided by investing activities (51,861)    3,267
                                                   --------- ---------

Financing Activities:
  Payments on debt                                        -   (39,734)
  Proceeds from borrowings                           25,450         -
  Payments for debt issuance costs                        -      (741)
  Decrease in other credit facilities                   (13)     (104)
  Tax benefit from exercise of common stock options     703     3,785
  Proceeds from issuance of common stock options      6,170    14,829
  Purchases of common stock                         (60,028) (116,393)
  Dividends paid                                     (8,630)   (9,116)
                                                   --------- ---------
Net cash used in financing activities               (36,348) (147,474)
                                                   --------- ---------

Effect of exchange rate changes on cash and cash
 equivalents                                           (540)   (1,477)
                                                   --------- ---------

Net decrease in cash and cash equivalents           (71,497) (180,423)
Cash and cash equivalents at beginning of period    191,059   502,264
                                                   --------- ---------
Cash and cash equivalents at end of period         $119,562  $321,841
                                                   ========= =========



                   PREPARED IN ACCORDANCE WITH GAAP




                 PerkinElmer, Inc. and Subsidiaries
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

                                        -----------------------------
                                                     PKI
                                          Q107           Q106
                                        ---------       -------
Adjusted Gross Margin:
 GAAP Gross Margin                         158.7  39.4%  141.7  39.9%
 Intangibles Amortization                    8.5   2.1%    7.0   2.0%
 Stock Option Expense                        0.2   0.1%      -   0.0%
 Revaluation of Acquired Inventory           1.4   0.3%      -   0.0%
                                        --------- ----- ------- -----
 Adjusted Gross Margin:                   $168.8  41.9% $148.7  41.8%
                                        ========= ===== ======= =====

Adjusted SG&A:
 GAAP SG&A                                 101.8  25.3%   89.9  25.3%
 Intangibles Amortization                   (1.6) -0.4%   (0.2) -0.1%
 Stock Option Expense                       (1.8) -0.4%   (1.5) -0.4%
                                        --------- ----- ------- -----
 Adjusted SG&A:                            $98.4  24.4%  $88.1  24.8%
                                        ========= ===== ======= =====

Adjusted R&D:
 GAAP R&D                                   29.3   7.3%   22.8   6.4%
 Intangibles Amortization                   (0.4) -0.1%   (0.2)  0.0%
 Stock Option Expense                       (0.2)  0.0%   (0.2) -0.1%
 In-Process Research & Development
  Charges                                   (1.5) -0.4%      -   0.0%
                                        --------- ----- ------- -----
 Adjusted R&D:                             $27.3   6.8%  $22.5   6.3%
                                        ========= ===== ======= =====

Adjusted Operating Profit:
 GAAP Operating Profit                      23.1   5.7%   29.0   8.2%
 Intangibles Amortization                   10.4   2.6%    7.4   2.1%
 Stock Option Expense                        2.2   0.5%    1.6   0.5%
 Revaluation of Acquired Inventory           1.4   0.3%      -   0.0%
 In-Process Research & Development
  Charges                                    1.5   0.4%      -   0.0%
 Restructuring Charges                       4.4   1.1%      -   0.0%
                                        --------- ----- ------- -----
 Adjusted Operating Profit                 $43.1  10.7%  $38.0  10.7%
                                        ========= ===== ======= =====


                                        -----------------------------
                                                     LAS
                                          Q107           Q106
                                        ---------       -------
Adjusted Operating Profit:
 GAAP Operating Profit                      14.9   5.0%   23.8   9.1%
 Intangibles Amortization                    9.8   3.3%    6.8   2.6%
 Stock Option Expense                        0.7   0.2%    0.6   0.2%
 Revaluation of Acquired Inventory           1.4   0.5%      -   0.0%
 In-Process Research & Development
  Charges                                    1.5   0.5%      -   0.0%
 Restructuring Charges                       4.4   1.5%      -   0.0%
                                        --------- ----- ------- -----
 Adjusted Operating Profit                 $32.7  10.9%  $31.2  11.9%
                                        ========= ===== ======= =====


                                        -----------------------------
                                                     Opto
                                          Q107           Q106
                                        ---------       -------
Adjusted Operating Profit:
 GAAP Operating Profit                      16.3  15.7%   12.7  13.6%
 Intangibles Amortization                    0.7   0.6%    0.6   0.7%
 Stock Option Expense                        0.4   0.4%    0.3   0.3%
 Revaluation of Acquired Inventory             -   0.0%      -   0.0%
 In-Process Research & Development
  Charges                                      -   0.0%      -   0.0%
 Restructuring Charges                         -   0.0%      -   0.0%
                                        --------- ----- ------- -----
 Adjusted Operating Profit                 $17.3  16.8%  $13.6  14.6%
                                        ========= ===== ======= =====


                                        -----------------------------
                                                     PKI
                                          Q107           Q106
                                        ---------       -------
Adjusted EPS:
 GAAP EPS                                  $0.12         $0.18
 Discontinued Operations                       -         (0.01)
                                        --------- ----- ------- -----
 GAAP EPS from Continuing Operations        0.12          0.17
 Intangibles Amortization                   0.06          0.04
 Stock Option Expense                       0.01          0.01
 Revaluation of Acquired Inventory          0.01             -
 In-Process Research & Development
  Charges                                   0.01             -
 Restructuring Charges                      0.03             -
                                        --------- ----- ------- -----
 Adjusted EPS                              $0.24         $0.22
                                        ========= ===== ======= =====


                                        -----------------------------
                                                     PKI
                                          Q207           Q206
                                        ---------       -------
Adjusted EPS:                           Projected
 GAAP EPS                                 $0.21 - 0.23   $0.19
 Discontinued Operations                       -          0.02
                                        --------- ----- ------- -----
 GAAP EPS from Continuing Operations      $0.21 - 0.23    0.21
 Intangibles Amortization                   0.06          0.04
 Stock Option Expense                       0.01          0.01
 Revaluation of Acquired Inventory             -             -
 In-Process Research & Development
  Charges                                      -             -
 Restructuring Charges                         -             -
                                        --------- ----- ------- -----
 Adjusted EPS                             $0.28 - 0.30   $0.26
                                        =============== ======= =====

    CONTACT: Investor Relations:
             PerkinElmer, Inc.
             Steven Delahunt, 781-663-5677
             or
             Media Contact:
             PerkinElmer, Inc.
             Kevin Lorenc, 781-663-5701